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               [LETTERHEAD OF REYNOLDS, BONE & GRIESBECK, P.L.C.]


                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


         We have issued our report dated February 23, 1998, accompanying the consolidated financial statements of First Community Bancshares, Inc. contained in the Registration Statement of Union Planters Corporation on Form S-4. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 and to the use of our name as it appears under the caption "Experts".



                     /s/ REYNOLDS, BONE & GRIESBECK, P.L.C.
                     --------------------------------------

June 18, 1998